Exhibit 4.1

SFBC INTERNATIONAL, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2004 Employee Stock Purchase Plan (herein called the “Plan”) of SFBC International, Inc. (the “Company”).

1.

Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be constructed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.

Definitions.

(a)

“Board” shall mean the Board of Directors of the Company.

(b)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company.

(d)

“Company” shall mean SFBC International, Inc., a Delaware corporation.

(e)

“Compensation Committee” shall mean the compensation committee of the Company’s Board.

(f)

“Compensation” shall mean all regular earnings and payments of overtime (except to the extent that the exclusion of any such items is specifically directed by the Board or its Compensation Committee).

(g)

Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events:

(i)

a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)

a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)

a merger, consolidation or similar transaction following which the Company is not the surviving corporation;

(iv)

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise

(h)

“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

(i)

“Employee” means any person who is customarily employed for at least 20 hours per week and has been so employed for at least three months continuously by the Company or one of its Designated Subsidiaries.

(j)

“Plan’” shall mean this Employee Stock Purchase Plan.

(k)

“Subsidiary” shall mean a corporation or affiliated entity (limited liability company, partnership, joint venture or otherwise), domestic or foreign, of which not less than 50% of the voting shares or units are held directly or indirectly by the Company or an affiliate of the Company, whether or not such corporation or affiliate entity now exists or is hereafter organized or acquired by the Company or an affiliate of the Company.

3.

Eligibility.

(a)

Any Employee as defined in Section 2 shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares (including outstanding options to purchase) of stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary of the Company, (ii) if such employee is an executive officer of the Company who is required to file ownership reports under Section 16(a) of the Securities Exchange Act of 1934, or (iii) which permits his rights to purchase shares under the Plan and other stock option plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time. For purposes of (i) above, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee and stock which such Employee may purchase under all outstanding options shall be treated as stock owned by such Employee.

4.

Offering Dates. The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on July 1, 2004, and continuing thereafter until terminated, in accordance with Section 19 hereof. The Board of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

5.

Participation.

(a)

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing a payroll deduction on the form provided by the Company, and filing it with the Company’s or Designated Subsidiary’s payroll office prior to the applicable offering date.

(b)

Payroll deductions for a participant shall commence on the first payroll following the offering date and shall end on the termination date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6.

Payroll deductions.

(a)

At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period at a rate not exceeding 10% of the Compensation which he is to receive on such payday, and the aggregate of such projected payroll deductions during the offering period shall not exceed 10% of his aggregate projected Compensation during said offering period.

(b)

All payroll deductions authorized by participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

(c)

A participant may discontinue his participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his payroll deductions during the offering by completing and filing with the Company or Designated Subsidiary a new authorization for payroll deduction. The change in rate shall be effective within 15 days following the Company’s receipt of the new authorization.

7.

Grant of Option.

(a)

At the beginning of each six-month offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price set forth in Section 7(b)) up to a number of shares of the Company’s Common Stock purchasable by each Employee’s projected accumulated payroll deduction (not to exceed an amount equal to 10% of his Compensation as of the date of the commencement of the applicable offering period) divided by 85% of the fair market value of a share of the Company’s Common Stock at the beginning of said offering period, subject to the limitations set forth in Section 3(b) and 12 hereof.

(b)

The option price per share of such shares shall be the lesser of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the six-month offering period or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the six-month offering period.

(c)

For purposes of this Section 7, the fair market value of the Company’s Common Stock on a given date shall be the reported closing price for that date or the last trading date, as reported by the principal market for the Common Stock.

8.

Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his option for the purchase of shares shall be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option shall be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9.

Delivery. As promptly as practicable after the termination of each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant in his account under the Plan after a purchase of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to the participant.

10.

Withdrawal; Termination of Employment.

(a)

A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the end of the offering period by giving written notice to the Company or Designated Subsidiary, as the case may be. All of the participant’s payroll deductions credited to his account shall be paid to him promptly after receipt of his notice of withdrawal and his option for the current period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for him during the offering period.

 (b)

Upon termination of the participant’s employment prior to the end of the offering period for any reason, including retirement or death, the payroll deductions credited to his account shall be returned to him or, in the case of his death, to the person or persons entitled thereto under Section 14, and his option shall be automatically terminated.

(c)

In the event an Employee fails to remain in the continuous employ of the Company or a Designated Subsidiary for at least 20 hours per week during the offering period in which the employee is a participant, he shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account shall be returned to him and his option terminated.

(d)

A participant’s withdrawal from an offering shall not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary.

11.

Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.

Common Stock.

(a)

The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares to be sold to participants under the Plan may, at the election of the Company, be in the Company’s sole discretion, either treasury shares, shares authorized but unissued, or shares purchased on the open market. If the total number of shares, which would otherwise be subject to options granted pursuant to Section 7(a) hereof, at the beginning of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall allocate options for shares remaining available for option grant pro rata among the participants in accordance with the amounts otherwise determined pursuant to Section 7(a). The Compensation Committee may make rules regarding the pro rate deduction. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b)

A participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

13.

Administration. The Plan shall be administered by the Compensation Committee which may make rules regarding administration of the Plan. The administration, interpretation or application of the Plan by the Compensation Committee shall be final, conclusive and binding upon all participants.

14.

Designation of Beneficiary.

(a)

A participant may file a written designation of a beneficiary (or beneficiaries) who is to receive any shares or cash or both to which the participant may be entitled under the Plan at the time of his death.

(b)

Such designation of a beneficiary (or beneficiaries) may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver any shares and any cash to which the participant was entitled to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver any such shares and any such cash to the spouse or children of the participant, or if no spouse or no child is known to the Company, then to such other person as the Company may designate.

15.

Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of any option or rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.

Use of Funds. All payroll deductions received or held by the Company or a Designated Subsidiary under the Plan may be used by the Company or a Designated Subsidiary for any corporate purpose, and the Company or a Designated Subsidiary shall not be obligated to segregate such payroll deductions.

17.

Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees semiannually promptly following the stock purchase date, which statements shall set forth the amount of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.

Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but for which Options have not yet been granted, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Conversion of any convertible securities of the Company shall be deemed to have been “effected” with the receipt of consideration and therefore not require any adjustment.  Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no sale by the Company of shares of capital stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume options outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such options or does not substitute similar rights for options outstanding under the Plan, then the participants' accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing offering, and the participants' options under the ongoing offering shall terminate immediately after such purchase.

19.

Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No termination shall affect options previously granted. No amendment shall make any change in any option granted under the Plan which adversely affects the right of any participant. No amendment shall be made without prior approval of the stockholders of the Company if such amendment would:

(a)

increase the number of shares that may be issued under the Plan except as provided in Section 18; or

(b)

Make any change which is not consistent with applicable law including the rules of the Securities and Exchange Commission or the principal trading market for the Common Stock.

20.

Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt hereof.

21.

Stockholder Approval. This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote thereon.

22.

Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any option unless the exercise of such option and issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any principal trading market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.

No Employment Contract. The Plan and offerings do not constitute an employment contract.  Nothing in the Plan or in the offerings shall in any way alter the at will nature of a participant's employment or be deemed to create in any way whatsoever any obligation on the part of any participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a participant.